Exhibit (a)(5)(R)

Who is afraid of your decision?

Those who do not want all PT shareholders to decide on Sonaecom’s offer

Why shouldn’t all PT shareholders be able to decide on the future of the company they own? Why shouldn’t all PT shareholders be able to decide for themselves whether they want to have the opportunity to accept or not the offer made by Sonaecom for PT, already registered by the CMVM and which the Competition Authority has already decided not to oppose? Why shouldn’t all PT shareholders be free to decide whether or not they want to sell their own shares?

Why are their people wanting to keep PT’s articles of association blocked, preventing most shareholders from freely deciding, as would be normal? Whatever reasons some – few – shareholders may have to wish to keep the articles of association blocked, these are difficult to understand, since they do not reflect good international Corporate Governance practices1.

Nevertheless, whatever these reasons may be, the 2nd of March, the date of PT’s Extraordinary General Meeting of Shareholders, is the day where reason will be able to be heard. This is the day when it will be decided whether the articles of association will remain blocked.

It does not mean yes or no to the Takeover Bid. It means yes or no to the possibility of the majority deciding. Will you let those who are afraid of your decision win?

Voting at the General Meeting of Shareholders to unblock the articles of association is making the decision of letting the market decide. Don’t abstain from this decision.

Without unblocking of the articles of association, you will never know whether the offer is good or bad.

Voting in favour of unblocking at the General Meeting of Shareholders is making the decision to let the market decide.

1. Princípio "One Share One Vote" in Hermes Corporate Governance Principles, in OECD Principles of Corporate Governance, in European Corporate Governance Service Limited e in ISS General Recommendation.

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Quem tem medo da sua decisão?

Quem não quer que a oferta da Sonaecom seja decidida por todos os accionistas da PT

Porque razão não haverão todos os accionistas da PT de poder decidir sobre o futuro da empresa de que são donos?

Porque razão não poderão todos os accionistas da PT decidir, por si mesmos, se querem ter a oportunidade de aceitar ou não, a oferta lançada pela Sonaecom pela PT, que a CMVM já registou e sobre a qual a Autoridade da Concorrência já tomou uma decisão de não oposição?

Porque razão não hão-de todos os accionistas da PT ter a liberdade de dizer se vendem ou não vendem as suas próprias acções?

Porque razão há quem queira manter os estatutos da PT blindados para impedir que a maioria dos accionistas decida livremente, como é normal?

Sejam quais forem as razões que levam a que alguns accionistas - poucos - não queiram desblindar os estatutos são razões difíceis de entender, pois nada têm que ver com as boas práticas internacionais de Corporate Governance1.

Mas sejam quais forem essas razões, dia 2 de Março, o dia da Assembleia Geral Extraordinária da PT, é o dia em que você pode fazer ouvir a voz da razão. É este o dia em que se decide sim ou não à desblindagem dos estatutos.

Não é sim ou não à OPA. É sim ou não à possibilidade de a maioria ter oportunidade de decidir. Vai deixar que vençam os que têm medo da sua decisão?

Votar na Assembleia Geral para desblindar os estatutos é, para já, tomar a decisão de deixar o mercado decidir. Não se abstenha desta decisão.

Sem a desblindagem dos estatutos nunca se saberá se a oferta é boa ou má.

Votar a favor da desblindagem na Assembleia Geral é tomar a decisão de deixar o mercado decidir.

1 Princípio "One Share One Vote" in Hermes Corporate Governance Principles, in OECD Principles of Corporate Governance, in European Corporate Governance Service Limited e in ISS General Recommendation.

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IMPORTANT NOTICE

This document relates to the tender offer being made in Portugal (the “Portuguese Offer”) by Sonaecom, SGPS, S.A. (“Sonaecom”) and Sonaecom, B.V. for all ordinary shares and class A shares of Portugal Telecom, SGPS, S.A. (“PT”). The Portuguese Offer is made solely by a prospectus containing and setting out the terms and conditions of the Portuguese Offer (the “Portuguese Prospectus”). PT investors and security holders are urged to read the Portuguese Prospectus regarding the tender offer for PT in Portugal, because it contains important information. The Portuguese Prospectus and certain complementary documentation have been filed in Portugal with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) (the “CMVM”). Free copies of the Portuguese Prospectus are available on the CMVM’s website at www.cmvm.pt. The Portuguese Prospectus is also available from Sonaecom on its website at www.sonae.com. Copies of the Portuguese Prospectus will not be mailed or otherwise distributed in or sent into or made available in the United States.

U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located may participate the tender offer by Sonae, SGPS, S.A. (“Sonae”), Sonaecom, and Sonaecom, B.V. (together with Sonae and Sonaecom, the “Purchasers”), for PT shares being conducted in the United States. The Purchasers have filed with the United States Securities and Exchange Commission (the “SEC”) a statement on Schedule TO, which includes an offer to purchase and related offer materials for all ordinary shares held by U.S. persons and for PT ADSs held by holders wherever located (collectively, the “Tender Offer Statement”). PT has filed a Solicitation/ Recommendation Statement on form Schedule 14D-9 with the SEC. U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located are advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement because they contain important information. U.S. INVESTORS AND U.S. HOLDERS OF PT SECURITIES AND ALL HOLDERS OF ADSs ARE URGED TO READ THE OFFER TO PURCHASE, THE STATEMENT ON SCHEDULE TO, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the offer to purchase and related offer materials and the statement on Schedule TO, as well as other relevant documents filed with the SEC, at the SEC’s website at www.sec.gov. The offer to purchase and other transaction-related documents are being mailed to holders of PT securities eligible to participate in the U.S. offer and additional copies may be obtained for free from Innisfree M&A Incorporated, the information agent: 501 Madison Avenue, 20th Floor, New York, New York 10022, Toll Free (888) 750-5834, Banks and Brokers Call Collect (212) 750-5833.

This document does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.

This document may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed U.S. and Portuguese offers, based on the Purchasers’ current expectations or beliefs. Forward-looking statements are statements that are not historical facts. These forward-looking statements may relate to, among other things: management strategies; synergies and cost savings; future operations, products and services; integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA; and earnings per share growth, dividend policy and timing and benefits of the offer and the combined company. These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forwarding-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions; the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration; litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions. Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to put undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-looking information or statements.

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